EXHIBIT 99.2

WRITTEN STATEMENT PURSUANT TO 18 U.S.C SECTION 1350

The undersigned, Edward Kirnbauer, the Chief Financial Officer of Procom Technology, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that, to the best of his knowledge:

(i)  the Report on Form 10-K of the Company (the “Report”) fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ EDWARD KIRNBAUER
Edward Kirnbauer Acting Chief Financial Officer

Date: November 13, 2002